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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of N-T Holdings, Inc. on Form S-4 of our report dated September 4, 1996, appearing in the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Costa Mesa, California
November 15, 1996